UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

MercadoLibre, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG

(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On August 24, 2018, in connection with the issuance of $800 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2028 (the “Notes”), MercadoLibre, Inc., a Delaware corporation (the “Company” or “MercadoLibre”), entered into an indenture (the “Indenture”) with respect to the Notes with Wilmington Trust, National Association, as trustee (the “Trustee”).

Under the Indenture, the Notes are senior unsecured obligations of MercadoLibre and will mature on August 15, 2028, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. Interest on the Notes will be paid semi-annually in arrears at a rate of 2.00% per annum.

The Notes are convertible into cash, shares of MercadoLibre’s common stock or a combination thereof, at MercadoLibre’s election, subject to satisfaction of specified conditions and during specified periods. The Notes are convertible at an initial conversion rate of 2.2553 shares of MercadoLibre’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $443.40 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 35% to the $328.45 per share closing price of MercadoLibre’s common stock on August 21, 2018.

Prior to February 15, 2028, the Notes will be convertible only upon the occurrence of certain events and during certain periods, while after February 15, 2028 the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The conversion rate is subject to customary anti-dilution adjustments. Following certain corporate events described in the Indenture that occur prior to the maturity date, or if the Company delivers a notice of redemption, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event or redemption notice in certain circumstances.

No sinking fund is provided for the Notes.

If MercadoLibre undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require MercadoLibre to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

MercadoLibre will not have the right to redeem the Notes prior to August 21, 2023. On or after August 21, 2023, if the last reported sale price of MercadoLibre’s common stock has been at or above 130% of the conversion price during specified periods, MercadoLibre may (at its option) redeem all or any portion of the Notes for cash equal to the Notes’ principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). MercadoLibre does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. Concurrently with the issuance of the Notes, MercadoLibre entered into and settled separate transactions to repurchase or exchange and retire approximately $263.7 million principal amount of its outstanding 2.25% convertible senior notes due 2019 (the “2019 Notes”), the consideration for which included approximately $348.1 million in cash and approximately 1.0 million shares of MercadoLibre’s common stock. The shares of MercadoLibre’s common stock issued in exchange for 2019 Notes were issued in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The 2019 Notes acquired were unrestricted and freely transferrable and no consideration other than the 2019 Notes was paid in respect of such shares. Additional information pertaining to the Notes, the shares of common stock issuable upon conversion of the Notes and the shares issued in exchange for 2019 Notes is contained in Item 1.01 and Item 8.01 of this report and is incorporated herein by reference.

Item 8.01.	Other Events.

Convertible Note Offering

On August 24, 2018, MercadoLibre completed its previously announced offering (the “Offering”) of $800 million aggregate principal amount of its Notes. The Notes were sold in a private placement under a purchase agreement, dated August 21, 2018 (the “Purchase Agreement”), entered into between the Company, and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The net proceeds from the sale of the Notes were approximately $785.1 million, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company.

MercadoLibre used approximately $83.4 million of the net proceeds from the Notes to pay the cost of the privately negotiated Capped Call Transactions described below. MercadoLibre used a portion of the remainder of the net proceeds from the Offering to pay cash amounts under separate transactions to repurchase or exchange and retire approximately $263.7 million principal amount of its outstanding 2019 Notes concurrently with the Offering. The related consideration consisted of approximately $348.1 million in cash and approximately 1.0 million shares of MercadoLibre’s common stock. The terms of these separate transactions to repurchase or exchange and retire a portion of MercadoLibre’s 2019 Notes have been individually negotiated. The Company expects to use the remainder of the net proceeds for general corporate purposes, including, but not limited to, acquisitions or other strategic transactions, capital expenditures, research and development and working capital.

In connection with the 2019 Notes, MercadoLibre entered into capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Option Counterparties”) in each of June 2014, September 2017 and March 2018. In connection with MercadoLibre’s repurchases and exchanges of 2019 Notes, MercadoLibre entered into agreements with the Existing Option Counterparties to the Existing Capped Call Transactions entered into in June 2014 to terminate a portion of those transactions, in each case, in a notional amount corresponding to the amount of 2019 Notes so repurchased and/or exchanged. MercadoLibre also entered into agreements with the Existing Option Counterparties to the Existing Capped Call Transactions entered into in September 2017 to terminate such Existing Capped Call Transactions either in part or in full, in the aggregate in a notional amount corresponding to the amount of 2019 Notes so repurchased and/or exchanged. MercadoLibre has been advised that, in connection with such termination of Existing Capped Call Transactions and the related unwinding of the existing hedge position of the counterparties to such transactions with respect to such transactions, such counterparties and/or their respective affiliates have sold shares of MercadoLibre’s common stock in secondary market transactions, and/or unwound various derivative transactions with respect to MercadoLibre’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of MercadoLibre’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the Notes. In connection with these transactions, MercadoLibre received payments from the Existing Option Counterparties in amounts that depended on the market price of MercadoLibre’s common stock at such times as agreed with the relevant Existing Option Counterparties.

Certain of the Initial Purchasers and their affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, certain of the Initial Purchasers or their respective affiliates are parties to the Capped Call Transactions described below.

One of the members of the Company’s board, Alejandro Nicolás Aguzin, serves as the Chairman and CEO of J.P. Morgan Asia Pacific, an affiliate of J.P. Morgan Securities LLC, one of the Initial Purchasers. One of the members of the Company’s board, Roberto Balls Sallouti, serves as the CEO of Banco BTG Pactual S.A., the parent company of Banco BTG Pactual S.A. – Cayman Branch, one of the Initial Purchasers.

In addition, from time to time, certain of the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and for persons or entities who have relationships with the Company, and may do so in the future. The Initial Purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Capped Call Transactions

On August 21, 2018, MercadoLibre entered into capped call transactions with Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. LLC, Bank of America, N.A. and Deutsche Bank AG, London Branch, having an expiration date of August 21, 2023 (collectively, the “Counterparties” and such transactions, the “Capped Call Transactions”). The Capped Call Transactions have an initial strike price that approximately corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and initially have a cap price of 100% above the $328.45 per share closing price of MercadoLibre’s common stock on August 21, 2018. The Capped Call Transactions cover, subject to anti-dilution adjustments, the same number of shares of MercadoLibre’s common stock initially underlying the Notes. If the Initial Purchasers exercise their option to purchase additional Notes, MercadoLibre expects to enter into additional capped call transactions with the Counterparties. In addition, to the extent the Notes remain outstanding at the expiration of the Capped Call Transactions, MercadoLibre may seek to extend the expiration of these Capped Call Transactions or enter into new capped call transactions.

The Capped Call Transactions are expected generally to reduce potential dilution to MercadoLibre’s common stock upon any conversion of the Notes prior to the expiration date of the Capped Call Transactions and/or offset any cash payments MercadoLibre is required to make in excess of the principal amount of any such converted Notes, as the case may be, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon exercise of the options that are a part of the Capped Call Transactions to the extent that such market price exceeds the cap price of the Capped Call Transactions. In addition, to the extent any observation period for any converted Notes does not correspond to the period during which the market price of MercadoLibre’s common stock is measured under the terms of the Capped Call Transactions, there could also be dilution and/or a reduced offset of any such cash payments as a result of the different measurement periods.

MercadoLibre has been advised that, in connection with establishing their initial hedges of the Capped Call Transactions, the Counterparties or their respective affiliates have entered into various derivative transactions with respect to MercadoLibre’s common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of MercadoLibre’s common stock or the Notes at that time.

In addition, MercadoLibre has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions following the pricing of the Notes and prior to the final settlement of the Capped Call Transactions. This activity could also cause or avoid an increase or a decrease in the market price of MercadoLibre’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The options MercadoLibre holds under the Capped Call Transactions will be exercised on their expiration date, and in the event MercadoLibre repurchases, exchanges or redeems any Notes or any Notes are converted prior to the relevant valuation period under the Capped Call Transactions, a corresponding portion of the Capped Call Transactions may be terminated at MercadoLibre’s option. Upon such termination, MercadoLibre expects to receive from the Counterparties either a number of shares of MercadoLibre’s common stock with an aggregate market value equal to, or an amount of cash equal to, the value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. MercadoLibre has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the Capped Call Transactions, which may correspond to any observation period for any converted Notes. These unwind activities could have the effect of increasing or decreasing the trading price of MercadoLibre’s common stock and, to the extent the activity occurs during any observation period related to a conversion of Notes, could have the effect of increasing or reducing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between MercadoLibre and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to Capped Call Transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture (including form of Notes) with respect to MercadoLibre’s 2.00% Convertible Senior Notes due 2028, dated as of August 24, 2018, between MercadoLibre and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: August 24, 2018	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer